Exhibit 99.1

Buckeye Partners, L.P. Agrees to be Acquired by IFM Investors for $41.50 per common unit

IFM Expands Midstream Energy Infrastructure Portfolio with Addition of Buckeye

Transaction valued at $10.3 billion enterprise value and $6.5 billion equity value

HOUSTON and NEW YORK – May 10, 2019 – IFM Investors and Buckeye Partners, L.P. (NYSE: BPL) today announced a definitive agreement (“Agreement”) under which the IFM Global Infrastructure Fund will acquire all of the outstanding public common units of Buckeye for $41.50 per common unit. The all-cash transaction is valued at $10.3 billion enterprise value and $6.5 billion equity value.  The acquisition price represents a 27.5% premium to Buckeye’s closing unit price on May 9, 2019 and a 31.9% premium to Buckeye’s volume-weighted average unit price since November 1, 2018, which is the last trading day prior to Buckeye’s announcement of certain strategic actions. Buckeye’s Board of Directors unanimously approved the proposed transaction with IFM. The closing of the merger will be subject to approval of a majority of the Buckeye unitholders, certain regulatory approvals and other customary closing conditions.

Buckeye owns and operates one of the largest diversified networks of integrated midstream assets, including 6,000 miles of pipeline with over 100 delivery locations and 115 liquid petroleum products terminals with aggregate tank capacity of over 118 million barrels. Its network of marine terminals is located primarily in the East Coast and Gulf Coast regions of the United States, as well as in the Caribbean.

IFM is a pioneer and leader in infrastructure investing on behalf of institutional investors globally, with a 23-year track record of success. IFM has $90 billion of assets under management, including $39.1 billion in infrastructure, which it manages on behalf of more than 370 institutional investors, and takes a long-term approach to investing, with no pre-determined time divestiture horizon. IFM targets core infrastructure in developed markets and currently has interests in 32 investments across North America, Australia and Europe, including several midstream assets.

“This acquisition is aligned with IFM’s focus on investing in high quality, essential infrastructure assets that underpin the economies in which they operate,” said Julio Garcia, Head of Infrastructure, North America of IFM.

“We are pleased to have the opportunity to bring the Buckeye business and management team under the IFM umbrella,” said Jamie Cemm, Executive Director of IFM. “The proposed acquisition of Buckeye is a complementary addition to IFM’s substantial investments in energy infrastructure across North America and globally. We look forward to supporting the continuing growth of the business.”

“Buckeye’s Board of Directors recently reviewed strategic options for the business and determined that IFM’s proposal to acquire Buckeye is in the best interest of Buckeye,” said Clark C. Smith, Chairman, President and Chief Executive Officer of Buckeye. “The proposed transaction will provide immediate and enhanced value for our unitholders with an attractive premium that accelerates long-term returns and represents the underlying value of our business. In addition, the proposed transaction will provide Buckeye with superior access to capital to execute on its long-term business strategy. We look forward to this next chapter in Buckeye’s 133-year story.”

Additional Information

Closing of the transaction is expected to occur in the fourth quarter of 2019 and is subject to customary closing conditions. Pending transaction close, the companies will continue to operate independently.

Evercore Group LLC is acting as lead financial advisor to IFM, and Credit Suisse, Goldman, Sachs & Co. LLC and BofA Merrill Lynch are acting as financial advisors to IFM. White & Case LLP and Baker Botts LLP are acting as legal advisors to IFM.  Intrepid Partners, LLC and Wells Fargo Securities, LLC are acting as financial advisors and Cravath, Swaine & Moore LLP is acting as legal advisor to Buckeye.

Conference Call

Buckeye will discuss the proposed transaction with members of executive management during its 2019 first quarter earnings conference call and webcast today, May 10, 2019, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to https://edge.media-server.com/m6/p/u6g2ffa9 ten minutes prior to the call start. Interested parties may participate in the call by dialing 877-870-9226 and entering the conference ID 2636028.  A replay will be archived and available at the above link through June 9, 2019, and the replay also may be accessed by dialing 800-585-8367 and entering the conference ID 2636028.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership which owns and operates a diversified global network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, processing and marketing of liquid petroleum products. Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered, with approximately 6,000 miles of pipeline. Buckeye also uses its service expertise to operate and/or maintain third-party pipelines and terminals and perform certain engineering and construction services for its customers. Buckeye’s global terminal network comprises more than 115 liquid petroleum products terminals with aggregate tank capacity of over 118 million barrels across our portfolio of pipelines, inland terminals and marine terminals located primarily in the East Coast, Midwest and Gulf Coast regions of the United States as well as in the Caribbean. Buckeye’s global network of marine terminals enables it to facilitate global flows of crude oil and refined petroleum products, offering its customers connectivity between supply areas and market centers through some of the world’s most important bulk storage and blending hubs. Buckeye’s flagship marine terminal in The Bahamas, Buckeye Bahamas Hub, is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products. Buckeye’s Gulf Coast regional hub, Buckeye Texas Partners, offers world-class marine terminalling, storage and processing capabilities. Buckeye is also a wholesale distributor of refined petroleum products in certain areas served by its pipelines and terminals. More information concerning Buckeye can be found at www.buckeye.com.

About IFM Investors

IFM Investors is a global institutional funds manager with US$90 billion under its management as of 31 March 2019. Established more than 20 years ago and owned by 27 Australian pension funds, IFM Investors’ interests are deeply aligned with those of its investors. Investment teams in Australia, Europe, North America and Asia manage institutional strategies across debt investments, infrastructure, listed equities and private equity. IFM Investors has offices in nine cities: Melbourne, Sydney, London, New York, Berlin, Tokyo, Hong Kong, Seoul and Zurich. For more information visit: www.ifminvestors.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Buckeye Partners, L.P. (“Buckeye”). In connection with the proposed acquisition, Buckeye intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. Holders of Buckeye’s LP Units (the “Unitholders”) are urged to read all relevant documents filed with the SEC, including Buckeye’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and Unitholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Buckeye at http://www.buckeye.com/InvestorCenter/SECFilings/tabid/222/Default.aspx or by directing a request to Buckeye’s Investor Relations Department at 800-422-2825 or irelations@buckeye.com.

Participants in the Solicitation

Buckeye and its respective directors, executive officers, general partners, limited partners and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Buckeye’s Unitholders in favor of the proposed transaction.  Information about the directors and executive officers of Buckeye’s general partner is set forth in Buckeye’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Limited Partners, which was filed with the SEC on April 17, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 15, 2019. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Buckeye’s Unitholders generally, will also be included in Buckeye’s proxy statement relating to the proposed transaction, when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this communication includes “forward-looking statements.” All statements that express belief, expectation, estimates or intentions, as well as those that are not statements of historical facts, are forward-looking statements. Such statements use forward-looking words such as “proposed,” “anticipate,” “project,” “potential,” “could,” “should,” “continue,” “estimate,” “expect,” “may,” “believe,” “will,” “plan,” “seek,” “outlook” and other similar expressions that are intended to identify forward-looking statements, although some forward-looking statements are expressed differently. These statements discuss future expectations and contain projections. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which Buckeye is subject, including those governing pipeline tariff rates and those that permit the treatment of Buckeye as a partnership for federal income tax purposes; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) changes in the marketplace for Buckeye’s products or services, such as increased competition, changes in product flows, better energy efficiency or general reductions in demand; (iv) adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; (v) shutdowns or interruptions at Buckeye’s pipeline, terminalling, storage and processing assets or at the source points for the products Buckeye transports, stores or sells; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of Buckeye’s assets; (vii) volatility in the price of liquid petroleum products; (viii) nonpayment or nonperformance by Buckeye’s customers; (ix) Buckeye’s ability to integrate acquired assets with its existing assets and to realize anticipated cost savings and other efficiencies and benefits; (x) Buckeye’s ability to successfully complete its organic growth projects and to realize the anticipated financial benefits; (xi) the risk that the proposed merger with Hercules Intermediate Holdings LLC may not be completed in a timely manner or at all; (xii) Buckeye’s failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Hercules Intermediate Holdings LLC by Buckeye’s Unitholders; (xiii) the possibility that competing offers or acquisition proposals for Buckeye will be made; (xiv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger dated May 10, 2019, between Hercules Intermediate Holdings LLC, Hercules Merger Sub LLC, Buckeye, Buckeye Pipe Line Services Company and Buckeye GP LLC (the “Merger Agreement”), including in circumstances which would require Buckeye to pay a termination fee or other expenses; (xvi) the effect of the announcement or pendency of the transactions contemplated by the Merger

Agreement on Buckeye’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (xvii) risks related to diverting management’s attention from Buckeye’s ongoing business operations; (xviii) the risk that Unitholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs to defend or resolve; (xix) the possibility that long-term financing for the proposed acquisition may not be available on favorable terms, or at all; and (xx) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the SEC on February 15, 2019) and other risk factors identified herein or from time to time in Buckeye’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of Buckeye’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and Buckeye cannot assure you that actual results or developments that it anticipates will be realized or, even if substantially realized, will have the expected consequences to or effect on Buckeye or its business or operations.

The forward-looking statements contained in this communication speak only as of the date hereof. Although the expectations in the forward-looking statements are based on Buckeye’s current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, Buckeye undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All forward-looking statements attributable to Buckeye or any person acting on Buckeye’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication and in Buckeye’s future periodic reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur.

For media queries, please contact:

Buckeye Partners, L.P.

Kevin Goodwin	Jonathan Doorley / Mark Palmer

Vice President and Treasurer	Brunswick Group

+1 (800) 422 2825	+1 (212) 333 3810 / +1 (713) 408 7788

irelations@buckeye.com	jdoorley@brunswickgroup.com

IFM Investors

Kristin Cole

Prosek Partners

+1 310 652 1411

Pro-ifm@prosek.com